EXHIBIT 4.12

AMENDMENT NO. 2 TO
AMENDED AND RESTATED INDENTURE

THIS AMENDMENT NO. 2, dated as of February 27, 2017 (the “Amendment”), is made to amend the Amended and Restated Indenture, dated as of September 15, 2014 (as amended by Amendment No. 1, dated as of December 21, 2016 and as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Indenture”), between TEXTAINER MARINE CONTAINERS II LIMITED, a company organized under the laws of the Bermuda, as issuer (the “Issuer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as indenture trustee (the “Indenture Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer and the Indenture Trustee have previously entered into the Indenture;

WHEREAS, the Issuer desires to amend the Indenture in order to modify one of the Early Amortization Events and to modify certain other provisions of the Indenture and the Indenture Trustee, at the direction of Noteholders representing in aggregate the Requisite Global Majority, has been directed to execute and deliver this Amendment;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.Defined Terms.  Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture or, if not defined therein, in the Series 2012-1 Supplement.

Section 2.Amendment to the Indenture.  Pursuant to the terms of Section 1002 of the Indenture, the Indenture is amended as follows:

2.1The following definitions are deleted from Section 101 of the Indenture; "EBIT", "EBIT Ratio", "Hedging Reference Date", and "Interest Expense".

2.2The following definitions are added to Section 101 of the Indenture in the appropriate alphabetical order:

Cash on Cash Return:  With respect to any Container and the Lease thereof, an amount (expressed as a percentage) the numerator of which is equal to the product of (i) the per diem rental for such Container as set forth in the Lease, and (ii) 365, and denominator of which is equal to the Original Equipment Cost of such Container.

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Debt Service Coverage Ratio:  For any Payment Date, the ratio (as reported on the Manager Report delivered on the related Determination Date), of (A) the DSCR Adjusted Available Proceeds for the six (6) immediately preceding calendar months, to (B) an amount equal to the sum of (1) the aggregate DSCR Covered Principal Payments for six (6) immediately preceding Payment Dates and (2) the aggregate DSCR Covered Interest Payment for the six (6) immediately preceding Payment Date.  For purposes of calculating the Debt Service Coverage Ratio the amount set forth in clause (B)(1) above shall be calculated using the Effective Advance Rate in effect on the last day of the month in which the sixth (6th) Payment Date occurs.

DSCR Adjusted Available Proceeds:  For any Payment Date, an amount (as reported on the Manager Report delivered on the related Determination Date) equal to the sum of (i) the Available Distribution Amount to be distributed on such Payment Date (exclusive of the amount of (x) any Manager Advances included in such amount, (y) sales proceeds from the sales of a Managed Container to an Affiliate of the Issuer included in such amount and (z) for the Payment Date occurring in March 2017, the amounts set forth in Section 2.8 of Amendment No. 2 to this Indenture, dated as of February 27, 2017) and (ii) all cash expenses paid by, or on behalf of, the Issuer during the immediately preceding Collection Period relating to the recovery of Hanjin Issuer Containers.

DSCR Covered Interest Payment:  For any Payment Date, an amount equal to the aggregate amount of all amounts actually paid on such Payment Date pursuant to clause (1) through (7) inclusive of Part I of Section 302(c) of the Indenture.

DSCR Covered Principal Payment:  For any Payment Date, the amount set forth in either clause (A) or (B):

(A)prior to the Conversion Date, an amount equal to the sum of:

(1)an amount equal to the product of (i) the Aggregate Principal Balance (calculated as of the close of business on the last day of the immediately preceding calendar month) and (ii) five sixths of one percent (0.83333%); and

(2)an amount equal to the product of (i) the sum of the Net Book Values (calculated as of the close of business on the last day of the immediately preceding calendar month) of all Managed Containers that were sold during the calendar month immediately preceding such Payment Date (exclusive of all Managed Container

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that were sold to an Affiliate of the Issuer during such month), and (ii) the Effective Advance Rate, calculated as of the close of business of the last day of the calendar month immediately preceding such Payment Date;

(B)on or after the Conversion Date, an amount equal to the sum of the Minimum Principal Payment Amount for such Payment Date and the Scheduled Principal Payment Amount for such Payment Date.

DSCR Sweep Event:  On any Payment Date beginning with the Payment Date occurring in March 2017, the Debt Service Coverage Ratio (as reported on the Manager Report delivered on the related Determination Date) is less than 1.20 to 1.00.  Such DSCR Sweep Event will be automatically cured if the Debt Service Coverage Ratio for any subsequent Payment Date equals or exceeds 1.20 to 1.00.

Effective Advance Rate.  For any date of determination, an amount equal to the quotient of (A) an amount equal to the excess, if any, of (x) the Aggregate Principal Balance on such date of determination (determined after giving effect to all payments of Minimum Principal Payment Amounts, Scheduled Principal Payment Amounts, Supplemental Principal Payment, prepayments and additional principal payments resulting from the occurrence of a DSCR Sweep Event actually paid on such date), over (y) the balance of cash and Eligible Investments on deposit in the Restricted Cash Account on such date of determination (calculated after giving effect to and amounts released or added to the Restricted Cash Account on such date), divided by (B) the Aggregate Net Book Value on such date of determination.

Hanjin Issuer Container: A Managed Container that was on lease to Hanjin Shipping Limited or one of its Affiliates on August 30, 2016.

2.3Clause (xii) of the definition of "Eligible Container" in Section 101 of the Indenture is amended and restated to read as follows:

"(xii) (A) The sum of the Net Book Values of all Eligible Containers that are subject to a lease (that is not a Finance Lease) to any lessee or sublessee that is the subject of an Insolvency Proceeding shall not exceed an amount equal to ten percent  (10%) of the Aggregate Net Book Value; and

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(B)  If such Managed Container is on lease (that is not a Finance Lease) to a lessee or a sublessee that this subject to an Insolvency Event, then such lessee or sublessee must not be more than 150 days delinquent on any lease with respect to any Container in the Fleet (regardless of whether such Container is owned by the Issuer).

The criteria in clauses (A) and (B) are additive and both such criteria shall be complied with independently.  Containers that are subject to a Finance Lease with a lessee or sublessee that is subject to an Insolvency Proceeding are addressed in clause (xx) below."

2.4The definition of “Step Up Warehouse Fee” in Section 101 of the Indenture is amended to insert the phrase “, DSCR Sweep Event” after the words “Early Amortization Event” appearing in such definition.

2.5The definition of "Subordinated Management Fee" in Section 101 of the Indenture is amended to (i) delete the words "during the Deferral Period" after the words "Payment Date" and (ii) replace the words "ten percent (10%)" with the words "twenty percent (20%)".

2.6Clause (2) in each of Parts (I), (II) and (III) of Section 302(c) of the Indenture is amended and restated to read as follows:  “(2) first to the Manager, an amount equal to the excess of (A) the Management Fee and Management Fee Arrearage payable on such Payment Date, over (b) the Subordinated Management Fee, and second, to TL and/or TEML in reimbursement of that portion of the fees and expenses described in Sections 4.1(h) and (i) of Amendment 2 to this Indenture, dated as of February 27, 2017, that was paid by TL and/or TEML (as applicable)”.

2.7Clause (15) in Part I of Section 302(c) of the Indenture is amended to read as follows:

“(15)If a DSCR Sweep Event has occurred and is then continuing, to the Series Account for each Series of Notes then Outstanding, on a pro rata basis (based on the then unpaid principal balance of all Series of Notes then Outstanding), all remaining Available Distribution Amount until the unpaid principal balances of all Series of Notes then Outstanding have been paid in full;”

Existing clause (15) and all subsequent numbered paragraphs in Part I of Section 302(c) of the Indenture are re-numbered accordingly.

2.8Section 302(g) of the Indenture is deleted.  All amounts held in the Trust Account pursuant to Section 302(g) shall be included in the Available Distribution Amount to be distributed from the Trust Account on the Payment Date in March 2017.

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2.9Paragraph (a) of Section 627 of the Indenture is amended and restated to read as follows:

"(a)  The Issuer shall (or shall cause the Manager on the Issuer’s behalf, to) enter into and maintain transactions under Interest Rate Hedge Agreements with respect to (i) Managed Containers that are then subject to the Long-Term Leases and Finance Leases and (ii) Managed Containers that are then subject to Master Leases, in the amounts required by the hedging policy set forth in Exhibit F hereto.  Any such Interest Rate Hedge Agreements related to Long-Term Leases and Finance Leases must have a weighted average tenor of no less than one year less than the then weighted average remaining term of the applicable Long-Term Leases and Finance Leases."

2.10Section 631 of the Indenture is amended to add the following sentence:

“The Issuer shall not, without the prior written consent of the Administrative Agent in each instance, purchase any Container on or after February 27, 2017 unless (i) such Container is on lease on the date of its acquisition by the Issuer, and (ii) the Cash on Cash Return to the Issuer under such Lease is ten percent (10%) or higher.

2.11Clauses (xv), (xvi), (xvii), (xviii) and (xix) included in Section 801 are hereby deleted.

2.12Clause (5) in Section 1201 of the Indenture is amended to read as follows:

“(5)On any Payment Date occurring on or after the Payment Date occurring in March 2017, the Debt Service Coverage Ratio is less than 1.05 to 1.  Such condition will be automatically cured if the Debt Service Coverage Ratio as of any subsequent Payment Date equals or exceeds 1.05 to 1.00;”

2.13The first sentence in the penultimate paragraph of Section 1201 of the Indenture is amended to read as follows:

“If an Early Amortization Event in clause (5) has occurred, such breach shall be deemed cured and such Early Amortization Event shall be deemed no longer continuing if such condition is cured in accordance with the provision of clause (5) above."

Section 3.Representations and Warranties.

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3.1The Issuer hereby confirms that, after giving effect to this Amendment, each of the representations and warranties set forth in the Indenture made by the Issuer are true and correct as of the date first written above with the same effect as though each had been made by such party as of such date, except to the extent that any of such representations and warranties expressly relate to earlier dates.

3.2The Issuer hereby confirms that (i) each of the conditions precedent to the amendment to the Indenture have been, or contemporaneously with the execution of this Amendment will be, satisfied, (ii) the Indenture, as amended by this Amendment, constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, and (iii) the security interest and liens created by the Indenture and the Series 2012-1 Supplement are hereby ratified and affirmed by the Issuer and remain in full force and effect.

3.3The Issuer hereby confirms that the Debt Service Coverage Ratio, calculated for the six month period ended January 31, 2017, is 1.03.

Section 4.Effectiveness of Amendment.

4.1Section 2 of this Amendment shall become effective on the date on which all of the following events or conditions shall have occurred or been satisfied:

(a)this Amendment has been executed and delivered by the Issuer and the Indenture Trustee and approved by Noteholders representing in aggregate the Requisite Global Majority;

(b)the Indenture Trustee shall have received (1) pursuant to Section 1301 of the Indenture, an Officer’s Certificate in form and substance satisfactory to the Indenture Trustee, and (2) pursuant to Section 1003 of the Indenture, an Opinion of Counsel addressed to the Indenture Trustee stating that the execution of this Amendment is authorized or permitted by the Indenture;

(c)the Requisite Global Majority shall have directed the Indenture Trustee to enter into this Amendment;

(d)Amendment Number 2 to the Series 2012-1 Supplement shall be in full force and effect;

(e)Amendment Number 2 to the Series 2012-1 Note Purchase Agreement shall be in full force and effect;

(f)Amendment Number 2 to the Management Agreement shall be in full force and effect;

(g)The Issuer shall have provided the Administrative Agent with copies of amendments executed on or about the date hereof, and in each case satisfactory to the Administrative Agent and the Requisite Global Majority to each of the following:

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(i)the Amended and Restated Series 2013-1 Supplement issued pursuant to, and incorporating the terms of, the Amended and Restated Indenture, dated as of February 4, 2015 (as amended to date), between Textainer Marine Containers IV Limited, as issuer, and Wells Fargo Bank, National Association, as indenture trustee;

(ii)the Term Loan Agreement, dated as of April 30, 2014, by and among TL, as borrower, TGH, as guarantor and MUFG Union Bank, N.A., as administrative agent for the Lenders;

(iii)the Revolving Credit Agreement, dated as of July 23, 2015, by and among TL, as borrower, TGH, as guarantor, and ABN AMRO Capital USA LLC, as administrative agent; and

(iv)the Credit Agreement, dated as of September 24, 2012, by and among TL, as borrower, TGH, as guarantor, and Bank of America, N.A., as administrative agent;

(h)The Issuer shall have paid or caused to be paid, a fee to each Series 2012-1 Noteholder who executes and delivers this Amendment by no later than 5:00 p.m. Eastern time on February 27, 2017, an amendment fee equal to 12.5 basis points of the Series 2012-1 Note Commitment of such consenting Series 2012-1 Noteholder, such amendment fee may be paid by the Issuer depositing such amount into the Series 2012-1 Series Account, and upon such deposit, the Trustee shall promptly pay such fee to each consenting Series 2012-1 Noteholder, in accordance with the written direction of the Issuer (and by consenting to this Amendment, each Series 2012-1 Noteholder agrees to be paid in such manner);

(i)The Issuer shall have paid or caused to be paid all fees and expenses of counsel to the Series 2012-1 Noteholders and the Indenture Trustee in connection with the preparation and negotiation of this Amendment; and

(j)The Issuer shall have provided to the Administrative Agent and each Series 2012-1 Noteholders, a calculation of the Debt Service Coverage Ratio as of January 31, 2017.

4.2This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.3On and after the execution and delivery hereof, (i) this Amendment shall become a part of the Indenture and (ii) each reference in the Indenture to “this Indenture”, or “hereof”, “hereunder” or words of like import, and each reference in any other document to the Indenture shall mean and be a reference to such Indenture, as amended or modified hereby.

4.4Except as expressly amended or modified hereby, the Indenture shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

Section 5.Execution in Counterparts.  This Amendment may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

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Section 6.Governing Law; Jurisdiction; Waiver of Jury Trial.  THIS AMENDMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAWS, BUT OTHERWISE WITHOUT REGARD TO ANY OTHER PRINCIPALS OF CONFLICT OF LAW AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  IF ANY PROVISION OF THIS AMENDMENT IS DEEMED INVALID, IT SHALL NOT AFFECT THE BALANCE OF THIS AMENDMENT.  THIS AMENDMENT HAS BEEN DELIVERED IN THE LAWS OF THE STATE OF NEW YORK.

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE ISSUER ARISING OUT OF OR RELATING TO THIS AMENDMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY, MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY AND COUNTY OF NEW YORK, STATE OF NEW YORK AND THE ISSUER HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND, SOLELY FOR THE PURPOSES OF ENFORCING THIS AMENDMENT, THE ISSUER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE ISSUER HEREBY IRREVOCABLY APPOINTS AND DESIGNATES NATIONAL CORPORATE RESEARCH LTD., HAVING AN ADDRESS AT 10 E. 40TH STREET, 10TH FLOOR, NEW YORK, NEW YORK 10016 ITS TRUE AND LAWFUL ATTORNEY-IN-FACT AND DULY AUTHORIZED AGENT FOR THE LIMITED PURPOSE OF ACCEPTING SERVICING OF LEGAL PROCESS, AND THE ISSUER AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY SHALL CONSTITUTE PERSONAL SERVICE OF SUCH PROCESS ON SUCH PERSON.  THE ISSUER SHALL MAINTAIN THE DESIGNATION AND APPOINTMENT OF SUCH AUTHORIZED AGENT UNTIL ALL AMOUNTS PAYABLE UNDER THE INDENTURE, AS AMENDED BY THIS AMENDMENT, SHALL HAVE BEEN PAID IN FULL. IF SUCH AGENT SHALL CEASE TO SO ACT, THE ISSUER SHALL IMMEDIATELY DESIGNATE AND APPOINT ANOTHER SUCH AGENT SATISFACTORY TO THE INDENTURE TRUSTEE AND SHALL PROMPTLY DELIVER TO THE INDENTURE TRUSTEE EVIDENCE IN WRITING OF SUCH OTHER AGENT’S ACCEPTANCE OF SUCH APPOINTMENT.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTIES HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THE INDENTURE, AS AMENDED BY THIS AMENDMENT, OR ANY OTHER RELATED DOCUMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.

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Section 7.PATRIOT ACT. The parties hereto acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, the Indenture Trustee in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Indenture Trustee. Each party hereby agrees that it shall provide the Indenture Trustee with such information as the Indenture Trustee may request that will help Indenture Trustee to identify and verify each party’s identity, including without limitation each party’s name, physical address, tax identification number, organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

TEXTAINER MARINE CONTAINERS II LIMITED

By:	/s/ Adam Hopkin
Name:	Adam Hopkin
Title:	Secretary

Amendment No. 2 to

TMCL II A&R Indenture

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Kristen L. Puttin
Name:	Kristen L. Puttin
Title:	Vice President

Amendment No. 2 to

TMCL II A&R Indenture

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Amendment No. 2 to the Amended

and Restated Indenture is hereby approved

by each of the following Noteholders,

and each such Noteholder hereby directs the

Indenture Trustee to execute this Amendment No. 2

Series 2012-1 Noteholder:	WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ Emily Alt
	Name:	Emily Alt
	Title:	Director

Amendment No. 2 to

TMCL II A&R Indenture

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Series 2012-1 Noteholder:	BANK OF AMERICA, N.A.

	By:	/s/ Adarsh Dhand
	Name:	Adarsh Dhand
	Title:	Vice President

Amendment No. 2 to

TMCL II A&R Indenture

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Series 2012-1 Noteholder:	ROYAL BANK OF CANADA

	By:	/s/ Thomas C. Dean
	Name:	Thomas C. Dean
	Title:	Authorized Signatory

	By:	/s/ Austin J. Meler
	Name:	Austin J. Meler
	Title:	Authorized Signatory

Amendment No. 2 to

TMCL II A&R Indenture

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Series 2012-1 Noteholder:	CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

	By:	/s/ Patrick J. Hart
	Name:	Patrick J. Hart
	Title:	Authorized Signatory

	By:	/s/ Chris Fera
	Name:	Chris Fera
	Title:	Authorized Signatory

Amendment No. 2 to

TMCL II A&R Indenture

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Series 2012-1 Noteholder:	KEYBANK, NATIONAL ASSOCIATION

	By:	/s/ Richard Andersen
	Name:	Richard Andersen
	Title:	Designated Signer

Amendment No. 2 to

TMCL II A&R Indenture

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Series 2012-1 Noteholder:	SANTANDER BANK, N.A.

	By:	/s/ Dalber Barbosa
	Name:	Dalber Barbosa
	Title:	Vice President

Amendment No. 2 to

TMCL II A&R Indenture

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Series 2012-1 Noteholder:	ABN AMRO CAPITAL USA LLC

	By:	/s/ Ross Briggs
	Name:	Ross Briggs
	Title:	Vice President

	By:	/s/ Urvashi Zutshi
	Name:	Urvashi Zutshi
	Title:	Managing Director

Amendment No. 2 to

TMCL II A&R Indenture

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Series 2012-1 Noteholder:	ING BELGIUM SA/NV

	By:	/s/ Richard Maxwell-Lawford
	Name:	Richard Maxwell-Lawford
	Title:	Senior Manager – Risk

	By:	/s/ Luc Missoorten
	Name:	Luc Missoorten
	Title:	Program Manager Structured Finance

Amendment No. 2 to

TMCL II A&R Indenture

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Series 2012-1 Noteholder:	SUNTRUST BANK

	By:	/s/ Pawan Churiwal
	Name:	Pawan Churiwal
	Title:	Vice President

Amendment No. 2 to

TMCL II A&R Indenture

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